EXHIBIT 99
UNITED COMMUNITY FINANCIAL CORP.
275 West Federal Street
Youngstown, Ohio 44503-1203
FOR IMMEDIATE RELEASE
For more information:
Patrick A. Kelly
Chief Financial Officer
(330) 742-0592
United Community Financial Corp. Announces Repurchase Of Two Million Shares
     Youngstown, OH (April 30, 2007) — United Community Financial Corp. (NASDAQ: UCFC), holding company of The Home Savings and Loan Company and Butler Wick Corp., announced that its Board of Directors has approved a plan to repurchase an additional 2,000,000 shares of the Company’s common stock.
     The shares will be purchased through open market transactions. Currently, there are 90,147 shares remaining to be purchased from the repurchase program that was previously announced on April 21, 2003.
     Douglas M. McKay, Chairman and Chief Executive Officer of UCFC, said, “We continue to look for opportunities to profitably deploy our excess capital. We feel that at current prices, the purchase of UCFC stock represents great value while also supplying additional liquidity to our shareholder base.”
     Home Savings operates 38 full-service banking offices and five loan production offices located throughout Ohio and Western Pennsylvania. Butler Wick has 21 offices providing full service retail brokerage, capital markets or trust services throughout Ohio and Western Pennsylvania. Additional information on UCFC, Home Savings and Butler Wick may be found on UCFC’s web site: www.ucfconline.com.
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